Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 13, 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

The first and second paragraphs relating to net sales for the third quarter of fiscal year ending December 31, 2004, and the third and fifth paragraphs relating to net sales for the nine month period ended September 30, 2004, of our press release dated October 13, 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02.

Item 7.01. Regulation FD Disclosure.

The fourth paragraph relating to net sales and net income estimates for fiscal year ending December 31, 2004, the sixth paragraph relating to future product roll outs and launches, as well as the paragraph under the heading "Forward Looking Statements" of our press release dated October 13, 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to Regulation FD.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated October 13,  2004. (The first, second, third and fifth paragraphs only are filed, and the balance of the release is furnished).

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 13, 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President